Microsoft Word 10.0.3416;CONSULTING AGREEMENT

This Agreement is made on August 2, 2004 between Studio 54, Inc. (the "Company") and Marc Gaxiola (the "Consultant") and is effective on August 2, 2004. The Consultant has extensive experience regarding the Search Engine Optimization and the Company seeks to benefit from the Consultant's expertise by retaining the Consultant as an exclusive Technical Consultant. The Consultant wishes to perform consulting services for the Company. Accordingly, the Company and the Consultant agree as follows:

1.                    Services
a. The Consultant shall provide advice and consulting services to the Company with respect to matters related to Search Engine Optimization. The Consultant shall be engaged by the Company as a consultant for the exchange of ideas only and under the terms of this Agreement.

b. The Company acknowledges that the consultant is an employee.


2.                    Compensation

              As full consideration for the consulting services provided by the Consultant, the Company shall pay the Consultant $4,500 per month (four thousand and five hundred dollars).

3.                    Intellectual Property

a. Title to all inventions and discoveries made by the Consultant resulting from the work performed hereunder shall reside in Studio 54, Inc.; title to all inventions and discoveries made by the Company resulting from the research performed hereunder shall reside in the Company; title to all inventions and discoveries made jointly by Consultant and Company resulting from the research performed hereunder shall reside jointly. Inventorship shall be determined in accordance with the US patent law.

4.                    Defense and Indemnification

              The Company agrees, at its sole expense, to defend the Consultant and Studio 54, Inc. against and to indemnify and hold the Consultant and Studio 54. harmless from., any claims or suits by a third party against the Consultant or Studio 54, Inc. or any liabilities or judgments based thereon, either arising form the Consultant's performance of services for the Company under this Agreement or arising from any Company products which result from the Consultant's performance of services under this Agreement.

5.                    Term and Termination

a. This agreement shall be for the term of 12 months, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.

b. Termination of the Agreement under paragraph 8(a) above shall not affect (a) the Company's obligation to pay for services previously performed by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under paragraph 2, above, (b) the Company's obligations to recognize the priority of Studio 54, Inc. and Studio 54, Inc. intellectual property rights under paragraph 3(a) above.

6.                    Miscellaneous

a. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be.

b. The relationship created by this Agreement shall be that of an employee.

c. This Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

d. If any term or provision of the Agreement is deemed invalid, contrary to, or prohibited under applicable laws or regulation of any jurisdiction, this Agreement (save only this sentence) shall be invalid.


IN WITNESS WHEREOF, the parties have executed this Agreement effective the first date stated abode.

By:_____________________
Secretary/Director, Mangolein Koza

By:_____________________
Consultant, Marc Gaxiola